Qatar Investment Authority

CUSIP 63009J107	SC 13G	Page 7 of 8

EXHIBIT A

The Schedule 13G to which this attachment is appended is filed by Qatar Investment Authority on behalf of itself and the following subsidiaries:

QH Oil Investments LLC